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                                                                    EXHIBIT 23.2

                       [LETTERHEAD OF ARTHUR ANDERSEN LLP]


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated February 8,1999, incorporated by reference in this Form 10-K/A, into the Company's previously filed registration statements as follows: (1) PG&E Corporation's Form S-3 Registration Statement File No. 333-16255 (relating to PG&E Corporation's Dividend Reinvestment Plan); (2) Pacific Gas and Electric Company's Form S-3 Registration Statement File No. 33-64136 (relating to $2,000,000,000 aggregate principal amount of Pacific Gas and Electric Company's First and Refunding Mortgage Bonds and Medium-Term Notes); (3) Pacific Gas and Electric Company's Form S-3 Registration Statement File No. 33-50707 (relating to $1,500,000,000 aggregate principal amount of Pacific Gas and Electric Company's First and Refunding Mortgage Bonds); (4) Pacific Gas and Electric Company's Form S-3 Registration Statement File No. 33-62488 (relating to 10,000,000 shares of Pacific Gas and Electric Company's Redeemable First Preferred Stock); (5) Pacific Gas and Electric Company's Form S-3 Registration Statement File No. 33-61959 (relating to $335,000,000 aggregate liquidation value of Cumulative Quarterly Income Preferred Securities); (6) PG&E Corporation's Form S-8 Registration Statement File No. 333-16253 (relating to PG&E Corporation's Long-Term Incentive Program); (7) PG&E Corporation's Form S-3 Registration Statement File No. 333- 25685 (relating to the resale of PG&E Corporation shares held by certain shareholders); (8) PG&E Corporation's Post-Effective Amendment on Form S-8 to Form S-4 Registration Statement File No. 333-27015 (relating to Valero Energy Corporation Stock Option Plan No. 4, Valero Energy Corporation Stock Option Plan No. 5, and Valero Energy Corporation Executive Stock Incentive Plan); (9) PG&E Corporation's Form S-8 Registration Statement File No. 333-68155 (relating to PG&E Gas Transmission, Northwest Corporation Savings Fund Plan for Non- Management Employees); (10) PG&E Corporation's Form S-8 Registration Statement File No. 333-77145 (relating to the PG&E Corporation Retirement Savings Plan); (11) PG&E Corporation's Form S-8 Registration Statement File No. 333-77149 (relating to PG&E Corporation's Long-Term Incentive Program) and (12) PG&E Corporation's Form S-8 Registration Statement File No. 333-46772 (relating to Pacific Gas and Electric Company Savings Fund Plan for Union-Represented Employees).

It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 1998 or performed any audit procedures subsequent to the date of our report.

ARTHUR ANDERSEN LLP


San Francisco, California
March 4, 2002